Exhibit 99.1

NOT FOR IMMEDIATE RELEASE	Contact: Andrew Lipsman
comScore, Inc.
312-775-6510
press@comscore.com

comScore Names New Independent Directors to Board

Reaches Settlement Agreement with Starboard

Tax Asset Protection Rights Agreement Terminated

RESTON, Va. – September 29, 2017 – comScore, Inc. (OTC: SCOR) today announced that it has agreed to appoint new independent directors to its Board as part of a settlement agreement with Starboard Value LP, one of comScore’s largest shareholders, with a 4.8% ownership position. The new independent directors, who were proposed by Starboard and approved by the comScore board, will be Wesley Nichols, Paul Reilly and Bryan Wiener. Another new independent director to be proposed by Starboard will be named shortly as well. The four new directors will join the five directors currently serving on comScore’s Board.

Sue Riley, comScore’s Board Chair, said, “We are pleased to welcome these highly respected, independent directors to our board, and to have reached an agreement with Starboard that we believe is in the best interests of all our shareholders. The new directors will bring valuable experience and fresh perspectives to our Company at an important time, and their addition represents another significant step forward as we seek to set a clear path forward for comScore. Having now substantially reconstituted the Board and reached an agreement with Starboard, we continue to be laser focused on resolving the Company’s pending financial statement restatements and ensuring we deliver value to our shareholders.”

Peter A. Feld, Managing Member of Starboard Value, said, “The appointment of these new directors will provide additional insights and valuable expertise to comScore as it continues to focus on profitability and growth. We are pleased to have worked constructively with comScore to reach this agreement, which we believe will further strengthen the Board of Directors. We are confident that the newly reconstituted board will enhance value for shareholders and improve the Company’s financial reporting and operations.”

Pursuant to the agreement, Starboard has agreed to dismiss its current litigation against the Company. Further, in connection with the agreement, the Company announced that its tax asset protection rights agreement has been amended to accelerate the expiration date to September 28, 2017.

The complete agreement between comScore and Starboard will be filed with the U.S. Securities and Exchange Commission on

Form 8-K.

King & Spalding served as the Special Committee’s legal advisor in connection with the Company’s settlement with Starboard and Jones Day served as the Company’s legal advisor. Goldman Sachs served as the Company’s financial advisor.

New Directors

Wesley Nichols is an industry authority in predictive analytics, AI/Machine Learning, and technology. He is currently a Board Partner at Upfront Ventures and an active technology investor and advisor. Most recently, he was the SVP, Strategy at Neustar, Inc., a leading company in authenticated identity for marketing and security, which was recently acquired by Golden Gate Capital. A year earlier, Neustar acquired his company MarketShare, where he was co-founder and CEO from 2005 to 2016. Prior to that, Mr. Nichols was President and CEO of TBWA’s digital business at Omnicom Group and founder and CEO of Direct Partners, which was acquired by Omnicom Group. Mr. Nichols is a member of the Board of Directors of TrueCar, Inc., BJ’s Restaurants, Inc. and the LAPD Foundation, and a Trustee of Randolph-Macon College. He is the author of the Harvard Business Review cover story, Analytics 2.0 and the 2016 winner of the EY Entrepreneur of the Year Award.

Paul Reilly is a global strategist and seasoned financial executive with first-hand understanding of operating in the global marketplace. He is currently a member of the board of directors of Cabot Microelectronics Corporation and Assurant, Inc. Most recently, Mr. Reilly served as EVP of Arrow Electronics, Inc., a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, until he retired in February 2017. Prior to that, he served in numerous senior executive roles at Arrow Electronics, including as EVP, Finance and Operations, CFO, SVP and Head of Global Operations. He joined Arrow Electronics in early 1991 and held various positions within the company prior to assuming the role of CFO in 2001. Before joining Arrow Electronics, Mr. Reilly worked in the business assurance practice of the New York office of KPMG Peat Marwick. He is a certified public accountant.

Bryan Wiener is an Internet entrepreneur with over 20 years of experience pioneering digital companies, and a track record for growing businesses in disruptive markets, including the rise of 360i as a leading digitally led advertising agency, where he currently serves as Executive Chairman (and previously served as CEO from 2005 to 2013). Prior to that, Mr. Wiener was Co-CEO of Innovation Interactive, the privately held parent company of 360i and digital media SaaS provider IgnitionOne, from 2004 until it was acquired by Dentsu in 2010. He also previously held a series of senior management positions at Net2Phone and as General Manager at TheGlobe.com. Mr. Wiener currently serves on the Advisory Board for IAB and the Newhouse School of Communications at Syracuse University, where he was inducted into the S.I. Newhouse School of Public Communications Hall of Fame. Mr. Wiener has been named a “Media Maven” by Advertising Age and to the “Mediaweek 50 List” (now part of Adweek).

About comScore

comScore is a leading cross-platform measurement company that measures audiences, brands and consumer behavior everywhere. comScore completed its merger with Rentrak Corporation in January 2016, to create the new model for a dynamic, cross-platform world. Built on precision and innovation, comScore’s data footprint combines proprietary digital, TV and movie intelligence with vast demographic details to quantify consumers’ multiscreen behavior at massive scale. This approach helps media companies monetize their complete audiences and allows marketers to reach these audiences more effectively. With more than 3,200 clients and a global footprint in more than 75 countries, comScore is delivering the future of measurement. Shares of comScore stock are currently traded on the OTC Market (OTC: SCOR). For more information on comScore, please visit comscore.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the Company’s financial re-restatement process, delivering and enhancing shareholder value and operational initiatives for growth. These statements involve risks and uncertainties that could cause our actual results to differ materially from expectations, including, but not limited to, the difficulty of predicting the timing of the completion of the Company’s financial restatements and related audits, its impact on the Company’s historical financial information, and the timing of the related filings; costs, risks and uncertainties associated with the restatements and audits; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters as well as risks and uncertainties associated with terminating the Company’s tax asset protection rights agreement and other uncertainties arising out of the Company’s settlement agreement with Starboard. For additional discussion of risk factors, please refer to filings that comScore makes from time to time with the SEC and which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not intend or undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

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